UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2011

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-168407	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 818-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2011, the Board of Directors of Preferred Apartment Communities, Inc. (the “Company”) approved a form of indemnification agreement and authorized the Company to enter into the agreement with each of its current officers and directors.  On the same day, the Company entered into the indemnification agreement with each of the officers and directors set forth in the table below.

Name	Title
John A. Williams	President, Chief Executive Officer and Director
Leonard A. Silverstein	Executive Vice President, General Counsel, Secretary and Director
Michael J. Cronin	Chief Accounting Officer and Treasurer
William F. Leseman	Executive Vice President — Property Management
Steve Bartkowski	Independent Director
Gary B. Coursey	Independent Director
Daniel M. DuPree	Independent Director
Howard A. McLure	Independent Director
Timothy A. Peterson	Independent Director

Each indemnification agreement provides, among other things, that the Company will indemnify, to the maximum extent permitted by law, the covered officer or director against any and all judgments, penalties, fines and amounts paid in settlement, and all reasonable and out-of-pocket expenses (including attorneys’ fees), actually and reasonably incurred in connection with any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or other proceeding that arises out of the officer’s or director’s status as a present or former officer, director, employee or agent of the Company.  Each indemnification agreement also requires the Company, upon request of the covered officer or director, to advance the expenses related to such an action provided that the officer or director undertakes to repay any amounts to which he is subsequently determined not to be entitled.

The indemnification agreement is not exclusive of any other rights to indemnification or advancement of expenses to which the covered officer or director may be entitled, including any rights arising under the charter or bylaws of the Company or applicable law.

The foregoing description is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.16 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 5, 2011, in connection with the Company’s initial public offering and as disclosed in its Registration Statement on Form S-11 (333-168407), originally filed on July 30, 2010, as amended, the Company completed a private placement of 500,000 newly issued shares of its common stock, par value $0.01 per share, to Williams Opportunity Fund, LLC.  The shares of common stock were sold at a purchase price of $10.00 per share.  The private placement resulted in gross proceeds of $5 million.  The sale was not subject to any underwriting discount or commission.  Aggregated estimated offering expenses in connection with the private placement were approximately $0.3 million.

The shares of common stock were privately offered and sold to Williams Opportunity Fund, LLC, an accredited investor, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D and, therefore, the sale was exempt from registration under the Securities Act. The Company relied on this exemption from registration based in part on representations made by Williams Opportunity Fund, LLC in the Amended and Restated Subscription Agreement executed in connection with the private placement of the common stock.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Subscription Agreement, filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

The common stock that was issued in the private placement was not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in Item 1.01 — Entry into a Material Definitive Agreement, is hereby incorporated by reference.

On April 5, 2011, the Board of Directors unanimously reconstituted (a) the Audit Committee, such that Timothy A. Peterson (Chair), Howard A. McLure and Gary B. Coursey constitute the Audit Committee, (b) the Compensation Committee, such that Howard A. McLure (Chair), Daniel M. DuPree and Steve Bartkowski constitute the Compensation Committee, (c) the Conflicts Committee, such that Timothy A. Peterson (Chair), Howard A. McLure and Gary B. Coursey constitute the Conflicts Committee and (d) the Nominating and Corporate Governance Committee, such that Daniel M. DuPree (Chair), Gary B. Coursey and Steve Bartkowski constitute the Nominating and Corporate Governance Committee.

On April 5, 2011, the Board of Directors approved certain compensation arrangements for non-employee directors, which include grants of shares of restricted common stock.  On April 5, 2010, the Compensation Committee of the Board of Directors approved restricted common stock grants of 5,000 shares of restricted common stock for each non-employee director consistent with the terms of the Company’s 2011 Stock Incentive Plan to each of the following non-employee directors of the Company:  Steve Bartkowski, Gary B. Coursey, Daniel M. DuPree, Howard A. McLure and Timothy A. Peterson.  The Board also approved the grant of an additional 1,000 shares of restricted common stock for the Chair of the Audit Committee of the Company, Timothy A. Peterson.  Each share of restricted common stock stock will vest on the earlier to occur of (a) April 5, 2012 and (b) the next annual meeting of the stockholders.  The foregoing summary of the restricted common stock grants is qualified in its entirety by reference to the form of the Restricted Stock Agreement, filed as an exhibit hereto and incorporated by reference herein.

Item 8.01.	Other Events.

On April 5, 2011, the Company, closed its initial public offering of 4,500,000 shares of its common stock.  The public offering price of the shares sold in the offering was $10.00 per share.  The total gross proceeds from the offering to the Company were $45.0 million.  After deducting underwriting discounts and commissions and offering expenses payable by the Company, the aggregate net proceeds received by the Company totaled approximately $39.5 million.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

4.2           Amended and Restated Subscription Agreement dated as of February 28, 2011, among Preferred Apartment Communities, Inc., Preferred Apartment Advisors, LLC, Preferred Apartment Communities Operating Partnership, L.P. and Williams Opportunity Fund, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-11 (333-168407) originally filed on July 30, 2010, as amended)

10.3         Form of Restricted Stock Agreement pursuant to the Preferred Apartment Communities, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-11 (333-168407) originally filed on July 30, 2010, as amended)

10.16       Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: April 7, 2011	By:	/s/ Leonard A. Silverstein
Leonard A. Silverstein
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.16	Form of Indemnification Agreement